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          THIS CONFORMING PAPER DOCUMENT IS BEING SUBMITTED PURSUANT
                       TO RULE 901(d) OF REGULATION S-T

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                  -------------------------------------------

                                   FORM 8-K

                                Current Report

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                                October 7, 1996
                                ---------------
                                 Date of Report

                           BAXTER INTERNATIONAL INC.
                           -------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)

           1-4448                                       36-0781620
-----------------------------              ------------------------------------
 (Commission file number)                  (IRS Employer Identification Number)

One Baxter Parkway, Deerfield, Illinois                          60015
---------------------------------------                          -----
(Address of principal executive offices)                       (Zip Code)

      Registrant's telephone number, including area code:  (847) 948-2000

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                              (Page 1 of 5 pages)

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Item 5.  Other Events.

     On October 1, 1996, the attached press release was issued.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      BAXTER INTERNATIONAL INC.
                                      ------------------------------------
                                                 (Registrant)

                                      By: /s/ A. Gerard Sieck
                                          --------------------------------
                                          A. Gerard Sieck
                                          Secretary

Date:  October 7, 1996

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FOR IMMEDIATE RELEASE:
----------------------

Media contacts:     Geoffrey D. Fenton, Allegiance, (847) 948-3436
                    Raymond Ahn, for Allegiance (212) 265-9150

Investor contact:   Jessica M. Fisher, (847) 948-4639

               ALLEGIANCE CORPORATION, COMPLETING SPIN-OFF FROM
                 BAXTER INTERNATIONAL, BEGINS TRADING ON NYSE

                 NEW COMPANY IS AMERICA'S LEADING PROVIDER OF
              HEALTH-CARE PRODUCTS AND COST-MANAGEMENT SERVICES

     NEW YORK, October 1, 1996 -- Allegiance Corporation began trading on the New York Stock Exchange today under the symbol "AEH" as the $4.5 billion health-care products and cost-management services company completed its spin-off from Baxter International Inc. (NYSE:BAX). Allegiance also began trading today on the Chicago Stock Exchange.

     The spin-off, finalized at the close of business yesterday, took the form of a tax-free dividend of Allegiance common stock to Baxter shareholders. Baxter shareholders will receive one Allegiance share for every five shares of Baxter they owned as of September 26. Allegiance now has approximately 56.2 million shares outstanding. The company's shares began trading on a when-issued basis September 24, opening at $15.

     Allegiance is America's leading provider of health-care products and cost-management services. Its worldwide headquarters are located in McGaw Park, Illinois. The company employs 22,000 people and recorded worldwide sales of approximately $4.5 billion in 1995.


     Allegiance integrates health-care distribution, manufacturing and cost-management services. It is the largest distributor of medical, surgical and laboratory products in the United States, capable of furnishing up to 80 percent of a hospital's supply needs (excluding pharmaceuticals). The company manufactures many of the products it distributes, including market-leading surgical and respiratory-therapy products such as surgical instruments and gloves, customized surgical-procedure packs and oxygen masks. Allegiance's fastest-growing area is cost-management services -- from just-in-time

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delivery services to clinical consulting -- that help medical professionals save hundreds of millions of dollars a year while improving quality in patient care. The company was named Allegiance because it means dedication to a cause.

     "This is an important moment for us -- and for our field," said Lester
B. Knight, Allegiance's chairman of the board and chief executive officer. "As an independent company, we will be bringing all of our resources to bear on the most significant issue facing health care in America: controlling the cost of care while maintaining quality at the highest level.

     "We have become a public company today, but we actually began serving health care in 1922 -- nearly 75 years ago," Knight said. "The key to our continued growth and success will be our ability to provide high-quality products, excellent service and new ways of managing costs for hospitals and others throughout health care. By doing so, we will create value for investors and employees for many years to come."

     Allegiance and Baxter will continue to share a close working relationship. Allegiance will distribute Baxter's intravenous solutions and other products in the United States and Baxter will market and distribute Allegiance's Products in many overseas markets.

     Baxter International Inc., based in Deerfield, Illinois, emerges from the spin-off as a global leader in technologies related to the blood and circulatory system. Through its subsidiaries, Baxter has market-leading positions in four businesses: biotechnology, cardiovascular medicine, intravenous systems and medical products, and renal.

     Allegiance Corporation holds leadership positions in the distribution and manufacturing of health-care products. It also provides a range of integrated services such as clinical consulting, procedure-based supply packaging, just-in-time delivery and other services that help medical professionals control costs and improve quality in patient care.

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